UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

WANNIGAN VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

001-32032

(Commission File Number)

83-0375241

(I.R.S. Employer Identification Number)

1174 Manito Drive NW, PO Box 363

Fox Island, WA 98333

(Address of principal executive offices, including zip code)

(253) 549-4336

(Registrant's telephone Number, including area code)

(Former Name)

Section 8 - Other Events

Item 8.01 Other Events

On February 27, 2007, at a Special Meeting of the Board of Directors, the Board approved a forward split of the Company's common stock. Effective April 19, 2007, the Company's transfer agent effected a 250:1 forward split of the Company's common stock. Each shareholder on the books and records of the Company as of March 1, 2007, the record date, has been or will be issued 250 new shares for each 1 share of stock held as of the record date. No action need be taken by shareholders in order to receive shares pursuant to the stock split.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WANNIGAN VENTURES, INC.

Per:     /s/ Kevin M. Murphy

Kevin M. Murphy

President and Director